   As filed with the Securities and Exchange Commission on February 27, 2001
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               SNOWBALL.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                        94-3316902
  (State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                            3240 Bayshore Boulevard
                           Brisbane, California 94005
          (Address of Principal Executive Offices, including Zip Code)

                           2000 Equity Incentive Plan
                       2000 Employee Stock Purchase Plan
                           (Full Titles of the Plans)

                                James R. Tolonen
              Chief Operating Officer and Chief Financial Officer
                               SNOWBALL.COM, INC.
                            3240 Bayshore Boulevard
                           Brisbane, California 94005
                                 (415) 508-2000
           (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                           Robert B. Dellenbach, Esq.
                              Darren L. Nunn, Esq.
                               Fenwick & West LLP
                         275 Battery Street, Suite 1500
                        San Francisco, California 94111

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                Amount          Proposed Maximum           Proposed Maximum
                                                To Be            Offering Price               Aggregate                Amount of
   Title of Securities To Be Registered     Registered (1)        Per Share (2)             Offering Price         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share       2,254,182              $0.36                    $811,506                  $203
====================================================================================================================================

(1) Represents (i) 1,878,485 additional shares available for grant under Registrant's 2000 Equity Incentive Plan, and (ii) 375,697 additional shares available for purchase under Registrant's 2000 Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The calculation is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 23, 2001.

================================================================================

                                     PART I
                                     ------
                                EXPLANATORY NOTE
                                ----------------

     On March 21, 2000, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-32950) registering, among other securities, an aggregate of 6,573,924 shares of Common Stock, $.001 par value per share, available for grant and/or purchase under the Registrant's 2000 Equity Incentive Plan (the "Equity Incentive Plan") and 2000 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). Pursuant to the Equity Incentive Plan, on each January 1, the aggregate number of shares of the Registrant's Common Stock reserved for issuance under the Equity Incentive Plan shall be increased automatically by a number of shares equal to 5% of the total number of outstanding shares of the Registrant's Common Stock on the immediately preceding December 31, provided that no more than 30,000,000 shares shall be issued as incentive stock options. Pursuant to the Employee Stock Purchase Plan, on each January 1, the aggregate number of shares of the Registrant's Common Stock reserved for issuance under the Employee Stock Purchase Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Registrant's Common Stock on the immediately preceding December 31, provided that the aggregate number of shares reserved for issuance under the Employee Stock Purchase Plan may not exceed 5,000,000 shares. This Registration Statement covers the automatic increase in the shares reserved for issuance under the Equity Incentive Plan and the Employee Stock Purchase Plan described above. On December 31, 2000, the number of outstanding shares of the Registrant's Common Stock was 37,569,697 shares. Accordingly, this Registration Statement covers the increase of 1,878,485 shares of Common Stock reserved for issuance under the Equity Incentive Plan and the increase of 375,697 shares of the Common Stock reserved for issuance under the Employee Stock Purchase Plan.

     Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page; statements that the contents of earlier registration statements pertaining to the Equity Incentive Plan and the Employee Stock Purchase Plan are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in earlier registration statements.

                                    PART II
                                    -------
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission are incorporated herein by reference:

     (a) The Registrant's prospectus filed on March 21, 2000 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the registration statement on Form S-1 (File No. 333-93487), which contains audited financial statements of the Registrant for the fiscal year ended December 31, 1999.

     (b) The Registrant's quarterly report on Form 10-Q for the period ended March 31, 2000 filed with the Commission on May 15, 2000.

     (c) The Registrant's quarterly report on Form 10-Q for the period ended June 30, 2000 filed with the Commission on August 14, 2000.

     (d) The Registrant's quarterly report on Form 10-Q for the period ended September 30, 2000 filed with the Commission on November 14, 2000.

     (e) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed on January 25, 2000 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     (f) The Registrant's registration statement on Form S-8 dated March 21, 2000 (File No. 333-32950) and all consents and opinions with respect thereto.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 8.   EXHIBITS.

Exhibit
Number       Exhibit Title
-------      ------------------------------------------------------------------
  5.01       Opinion of Fenwick & West LLP regarding legality of the securities being registered.

 23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02       Consent of Ernst & Young LLP, independent auditors.

 24.01       Power of Attorney (see page 3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 27th day of February 2001.

                                    SNOWBALL.COM, INC.


                                    By: /s/ James R. Tolonen
                                        ---------------------------------------
                                        James R. Tolonen
                                        Chief Financial Officer and
                                        Chief Operating Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Jung and James R. Tolonen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (the "Registration Statement"), and to sign any registration statement for the same offering covered by the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on February 27, 2001 by the following persons in the capacities indicated:

           Signature                                               Title
           ---------                                               -----
      /s/ Mark A. Jung
-----------------------------------         President, Chief Executive Officer (Principal Executive
          Mark A. Jung                      Officer) and Director

   /s/ James R. Tolonen
-----------------------------------         Chief Financial Officer and Chief Operating Officer
       James R. Tolonen                     (Principal Financial Officer and Principal Accounting Officer)
                                            and Director

   /s/ Christopher Anderson
-----------------------------------         Director
       Christopher Anderson

   /s/ Richard A. LeFurgy
-----------------------------------         Director
       Richard A. LeFurgy

      /s/ Michael Orsak
-----------------------------------         Director
          Michael Orsak

     /s/ Robert H. Reid
-----------------------------------         Director
         Robert H. Reid

                              SNOWBALL.COM, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                               INDEX TO EXHIBITS

Exhibit
Number       Exhibit Title
-------      ------------------------------------------------------------------
  5.01       Opinion of Fenwick & West LLP regarding legality of the securities being registered.

 23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02       Consent of Ernst & Young LLP, independent auditors.

 24.01       Power of Attorney (see page 3).